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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this amendment No. 1 to the registration statement on Form S-1 of our report dated October 18, 1997, except for Notes 11 and 12, for which the date is October 22, 1997, on our audits of the financial statements and financial statement schedule of Spectra-Physics Lasers, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."




                                            COOPERS & LYBRAND L.L.P.


San Jose, California
November 25, 1997